As filed with the Securities and Exchange Commission on December 30, 2008.

Registration No. 333-148743

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENER1, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	72-1449411 (I.R.S. Employer Identification No.)

1540 Broadway, Suite 25C
New York, New York 10036
(212) 920-3500
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas Brunero, Deputy General Counsel
Ener1, Inc.
1540 Broadway, Suite 25C
New York, New York 10036
(212) 920-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Robert L. Mazzeo
Mazzeo Song & Bradham, LLP
708 Third Avenue - 19th Floor
New York, New York 10017
(212) 599-0700

Approximate date of commencement of proposed sale to the public:   Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 1 to the Registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8 (c) of the Securities Act of 1933, as amended, may determine.

DEREGISTRATION OF SECURITIES

On January 18, 2008, Ener1 Inc. (“Ener1”) filed a Registration Statement on Form S-3 (Registration No. 333-148743) (the “Registration Statement”), as amended on March 21, 2008 and supplemented on June 20, 2008, registering the sale, from time to time, of up to 9,092,857 shares of Ener1's common stock (the “Common Stock”) on behalf of the selling shareholders named in the Registration Statement. The filing of the Registration Statement was made pursuant to a registration rights agreement between the Registrant and the initial purchasers of the shares (the “Registration Rights Agreement”).

Ener1 has determined that it is no longer required under the Registration Rights Agreement to register the resale of the shares of Common Stock registered under the Registration Statement. Ener1 hereby amends the Registration Statement by deregistering 17,468 shares remaining unsold and files this Post-Effective Amendment No. 1 to remove all such unsold shares from registration and to terminate the effectiveness of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and authorized this Post-Effective Amendment No. 1 to the Registration Statement No. 333-148743 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 30, 2008.

ENER1, INC.

By:	/s/ Charles Gassenheimer
Charles Gassenheimer Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-148743 has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Charles Gassenheimer	Chief Executive Officer, Chairman	December 30, 2008
	Charles Gassenheimer	(Principal Executive Officer)

	/s/ Peter Novak	President, Director	December 30, 2008
Peter Novak

	/s/ Gerard A. Herlihy	Chief Financial Officer	December 30, 2008
	Gerard A. Herlihy	(Principal Financial Officer and Principal Accounting Officer)

		Director	December 30, 2008
Kenneth Baker

	*	Director	December 30, 2008
Marshall Cogan

		Director	December 30, 2008
Mark Danastasio

	*	Director	December 30, 2008
Elliot Fuhr

	*	Director	December 30, 2008
Karl Gruns

	*	Director	December 30, 2008
Ludovico Manfredi

	*	Director	December 30, 2008
Thomas Snyder

*By:	/s/ Peter Novak
Peter Novak
Attorney in fact